UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York 13421-1676
(Address of Principal Executive Offices)

(315) 363-2000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 6, 2014, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of independent registered public accountants and an advisory, non-binding resolution to approve the Company’s executive compensation as described in the Company’s proxy materials. A breakdown of votes cast is set forth below.

1.	The election of directors:

	For	Withheld	Broker Non-Votes

Rodney D. Kent	3,819,676	100,473	1,751,919
Daniel L. Maneen	3,824,393	95,756	1,751,919
Richard B. Myers	3,826,617	93,532	1,751,919
Eric E. Stickels	3,796,026	124,123	1,751,919
Gerald N. Volk	3,822,363	97,786	1,751,919

2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes

5,519,496	121,851	30,721	-

3.	An advisory, non-binding resolution to approve the Company’s executive compensation as described in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes

3,632,887	182,703	104,558	1,751,919

Item 9.01     Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: May 9, 2014	By: /s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer